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                                                                   EXHIBIT 10.21

                             SUREWEST COMMUNICATIONS
                           2000 EQUITY INCENTIVE PLAN

                        NOTICE OF RESTRICTED STOCK AWARD

      You have been granted Restricted Shares of common stock of SureWest Communications (the "Company") on the following terms:

Name of Recipient:                       ________________________________

Total Number of Shares Granted:          [Insert Number]

Fair Market Value per Share:             [Insert Number]

Total Fair Market Value of Award:        [Insert Number]

Date of Grant:                           __________________________, 200_

Vesting Commencement Date:               __________________________, 200_

Vesting Schedule:                        The first __% of the Restricted Shares
                                         shall vest on the Vesting Commencement
                                         Date, and an additional __% of the
                                         Restricted Shares shall vest when you
                                         complete each year of continuous
                                         service thereafter.

By your signature and the signature of the Company's representative below, you and the Company agree that these Shares are granted under and governed by the terms and conditions of the SureWest Communications 2000 Equity Incentive Plan (the "Plan") and the Restricted Stock Agreement, both of which are attached to and made a part of this document.

RECIPIENT:                               SUREWEST COMMUNICATIONS,
                                         a California corporation

_________________________________
[Name]                                   By:____________________________________
                                           Brian H. Strom
                                           President and Chief Executive Officer

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                             SUREWEST COMMUNICATIONS
                           2000 EQUITY INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

PAYMENT FOR
SHARES                     No payment is required for the Shares you receive.

VESTING The Shares vest in installments as shown in the Notice of Restricted Stock Award. In addition, the Shares vest in full if either of the following events occurs:

                           - Your service as an Employee or Consultant terminates because of death or total and permanent disability, or

                           - The Company is subject to a "Change in Control" (as defined in the Plan) while you are an Employee or Consultant of the Company.

                           For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SHARES RESTRICTED          Unvested Shares will be considered "Restricted
                           Shares." You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares, except as provided in the next sentence. With the consent of the Compensation Committee of the Company's Board of Directors, you may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. A transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

FORFEITURE                 If your service as an Employee of or Consultant to
                           the Company terminates for any reason (except as provided in this Restricted Stock Agreement), then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted
                           Shares that are forfeited.

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                           The Company determines in its sole discretion when
                           your service terminates for this purpose.

STOCK CERTIFICATES         Your Restricted Shares will be issued and held for
                           you by the Company. After Shares have vested, a stock certificate for those shares will be released to you.

VOTING AND
DIVIDENED RIGHTS           You have the same voting, dividend and other rights
                           as the Company's other shareholders.

WITHHOLDING TAXES          No stock certificates will be released to you unless
                           you have made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of the Shares. These arrangements may include withholding Shares of Company stock that otherwise would be released to you when they vest. These arrangements may also include surrendering Shares of Company stock that you already own. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

RESTRICTIONS ON
RESALE By signing this Agreement, you agree not to sell any Shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an Employee of or Consultant to the Company.

NO RETENTION RIGHTS        Your award or this Agreement do not give you the
                           right to be employed or retained by the Company or a subsidiary of the Company in any capacity.

ADJUSTMENTS                In the event of a stock split, a stock dividend or a
                           similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

APPLICABLE LAW             This Agreement will be interpreted and enforced under
                           the laws of the State of California (without regard to choice-of-law provisions).

THE PLAN AND
OTHER AGREEMENTS           The text of the SureWest Communications 2000 Equity
                           Incentive Plan is incorporated in this Agreement by reference.

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This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

                  BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE AND IN THE PLAN.